                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 17 day of March, 2000, by and among SkyAuction.com, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule 1 hereto (each an "Investor," and collectively, the "Investors").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.    Purchase and Sale of Stock

         1.1   Authorization and Sale of Series A Preferred Stock

         (a) The Company shall authorize the issuance and sale to the Investors of an aggregate of up to $450,000 shares of the Company's Series A Preferred Stock, par value $.01 per share (the "Shares"), having the rights, restrictions, privileges and preferences set forth in its Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit 1.1 (the "Restated Certificate of Incorporation") on or before the Closing (as defined below). The Company shall adopt and file the Restated Certificate of Incorporation with the Secretary of State of Delaware on or before the Closing.

         (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing that number of Shares set forth opposite each such Investor's name on Schedule 1 for the purchase price of $71.84 per Share (the "Purchase Price").

         1.2 Closings. Except as contemplated by Section 1.3, the initial closing of the purchases and sales of the Shares shall take place as soon as practicable following satisfaction of the conditions of Closing set forth elsewhere herein at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, or at such other place as the Company and Investors mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the parties shall execute and deliver all other agreements and documentation contemplated herein, and the Company shall deliver certificates representing the Shares that the Investors are purchasing against payment to the Company by such Investors of the purchase price therefor by certified or bank cashier's check, wire transfer, or any combination thereof. Provided the Company has notified Baring that additional investors other than Baring Latin America Partners LLC and its affiliates representing an aggregate investment of at least $5,000,000 are prepared to close at the Closing and either have deposited funds representing the amount of their investment with the Company or its representative or delivered executed subscription agreements to the Company reflecting their investments, it is contemplated that the Closing shall occur at or about seven (7) business days following the date of such notification for Baring Latin America Partners LLC and at or about seven days following the initial Closing date for Baring Asia Private Equity Investments XIX Limited. If, for whatever reason, Baring Latin America Partners LLP has not delivered payment to the Company for its investment within ten (10) business days of such notification, this Agreement shall be deemed null and void and of no further force or effect and the Company shall be free to seek other funding.

         1.3 Subsequent Sale of the Shares. The Company may sell up to the balance of the Shares not sold at the Closing, at a price not less than $71.84 per Share, provided the closing of such additional sale occurs not later than 30 days after the initial Closing. Any investor purchasing any such Shares shall become a party to this Agreement, shall be deemed an "Investor" for the purposes of this Agreement and shall be added as such to Schedule 1 hereto, and shall also become a party to that certain Investors' Rights Agreement dated of even date herewith, by and among the Company and the Investors, the form of which is attached hereto as Exhibit 1.3 (the "Investors' Rights Agreement") and shall have the rights and obligations hereunder and thereunder. Schedule 1 hereto shall be modified to reflect the number of Shares that such Investor is purchasing set forth opposite such Investor's name thereon.

         2. Representations and Warranties of the Company. As a material inducement to the Investors to enter into this Agreement and purchase the Shares hereunder, the Company hereby represents and warrants to the Investors that, as of the date of this Agreement (except that with respect to Sections 2.1, 2.2 and 2.4 such representations shall be true only as of the Closing), except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Investors prior to execution hereof and attached hereto as Schedule 2:

         2.1 Organization Good Standing and Qualification. The Company is a corporation which was duly organized on December 27, 1999 and which is validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required. The Company has all required power and authority necessary to own and operate its property, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

         2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

         (a) Preferred Stock. 450,000 shares of Preferred Stock, par value $.01 (the "Preferred Stock"), of which: 450,000 have been designated Series A Preferred Stock (the "Series A Preferred Stock"), none of which shares are issued and outstanding, which shares are convertible, subject to adjustment, into 450,000 shares of Common Stock. The rights, restrictions, privileges and preferences of the Series A Preferred Stock will be as stated in the Company's Restated Certificate of Incorporation.

         (b) Common Stock. 9,550,000 shares of common stock, par value $0.01 ("Common Stock"), of which 1,000,000 shares are and shall be issued and outstanding at Closing.

         (c) The outstanding shares of Common Stock are owned by the stockholders and in the numbers specified in Schedule 2 hereto.

         (d) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and non-assessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

         (e) Except for (i) the conversion privileges of the Series A Preferred Stock as set forth in the Restated Certificate of Incorporation and
(ii) outstanding options (or options the Company is presently contemplating granting) to purchase an aggregate of 44,000 shares of Common Stock, there are not outstanding any options, warrants, rights (including conversion rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional _____ shares of its Common Stock for issuance pursuant to incentive programs and for purchase upon exercise of options to be granted in the future under Company option and incentive programs (the "Option Pool").
Schedule 2 accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock (other than pursuant to this Agreement: the optionholder, the number of shares covered, the exercise price and the expiration date. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding involving Leonard Schutzman, Michael N. Hering, Salvatore Esposito, Jr. or Don Freno and any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

         2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, or hold any rights to acquire, any interest in any other corporation, association or other business entity nor has the Company ever held such interest. The Company is not a participant in any joint venture, partnership or similar arrangement nor has the Company ever been a participant in any such arrangement.

         2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement, the stockholders agreement by and among the Company, the Investors and certain other Stockholders of the Company (the "Stockholders Agreement"), and all other agreements contemplated hereby to which the Company is a party, the performance of all obligations of the Company hereunder and thereunder, the amendment and restatement of the Certificate of Incorporation and the authorization, sale and issuance (or reservation for issuance) of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series A Preferred Stock has been taken or will be taken prior to the Closing. This Agreement, the Investors' Rights Agreement, the Stockholders Agreement and all other agreements contemplated hereby to which the Company is a party and the Restated Certificate of Incorporation constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification and contribution provisions contained in this Agreement and the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

         2.5 Valid Issuance of Preferred and Common Stock. The shares of Series A Preferred Stock that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Stockholders Agreement (with respect only to those stockholders who are parties to such agreement) and under applicable state and federal securities laws. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate of Incorporation, will be duly and validly issued, fully paid and non-assessable.

         2.6 Governmental Consents. No consent, approval, order or authorization of; or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing of a Form D in accordance with the Securities Act of 1933, as amended (the "Act"), which filing will be effected in the places and within the time prescribed by law, and
(ii) such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

         2.7 Offering. Subject in part to the truth and accuracy of the Investors' representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Act, and the qualification or registration requirements of applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

         2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened against the Company (or, to the best of the Company's knowledge, threatened against or affecting any of the officers, directors or employees of the Company with respect to the Company) that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or financial condition of the Company, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

         2.9 Proprietary Information Agreements. Each officer and key employee of the Company has executed a Proprietary Information and Inventions Agreement in the form annexed hereto as Exhibit 2.9. To the best knowledge of the Company, none of its officers are in violation thereof.

         2.10 Patents and Trademarks. The Schedule of Exceptions contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights (as defined below) owned or used by the Company, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company and (c) unregistered trade names and corporate names owned or used by the Company. The Schedule of Exceptions also contains a complete list of all licenses and other rights granted by the Company to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. The Company owns all right, title and interest in and to, or has the right to use pursuant to a valid license, all of the Intellectual Property Rights listed on the Schedule of Exceptions free and clear of all liens, encumbrances or claims of others. There have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights. The Company has not received any written notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company license any rights from a third party). To the best of the Company's knowledge, the conduct of the Company's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property rights of others. To the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company have not been infringed, misappropriated or conflicted by others. The transactions contemplated by this Agreement shall have no adverse effect on the Company's right, title and interest in and to the Intellectual Property Rights listed on the Schedule of Exceptions. To the best of the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as presently conducted and as presently proposed to be conducted. To the Company's knowledge, neither the execution of this Agreement nor the transactions contemplated by this Agreement nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently conducted, conflicts with or results in a breach of the terms, conditions or provisions of, or constitutes a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company has received and reviewed the report dated February 5, 2000 prepared by Web Zeit, and, to the best of the Company's knowledge, no event has occurred since the date of such report to make it untrue in any material respect. For purposes of this Agreement, "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions,
(ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof; (iv) computer software, data, data bases and documentation thereof; (v) trade secrets and other confidential and proprietary information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information) and (vi) other intellectual property rights.

         2.11 Compliance with Other Instruments. The Company is not in violation of or default under any provision of its Restated Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company, except where such failure or violation would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         2.12  Agreements; Actions

         (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

         (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $30,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses arising from the purchase of "off the shelf' or other standard products, (iii) provisions restricting or affecting the development or distribution of the Company's services, (iv) a warranty with respect to its services rendered, or (v) indemnification by the Company with respect to infringements of proprietary rights.

         (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $30,000 or, in the case of indebtedness and/or liabilities individually less than $30,000, in excess of $100,000 in the aggregate (other than indebtedness and/or liabilities incurred in the ordinary course of business and legal fees payable to Proskauer Rose
LLP), (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

         (d) All of the contracts, agreements and instruments set forth in the Schedule of Exceptions pursuant to this Section 2.12 are valid, binding and enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification and contribution provisions contained in this Agreement and the Investors' Rights Agreement may be limited by applicable federal or state securities laws. The Company has performed all material obligations required to be performed by it and is not in material default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument. No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company under any contract, agreement or instrument. The Company has no knowledge of any material breach or anticipated material breach by the other parties to any such contract, agreement, instrument or commitment.

         (e) Counsel to Baring has been supplied with a true and correct copy of each of the written instruments, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements that are referred to on the Schedule of Exceptions pursuant to this Section 2.12, together with all amendments, waivers or other changes thereto.

         (f) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any provision under its Restated Certificate of Incorporation that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

         2.13 Related-Party Transactions. No employee, stockholder, officer or director of the Company or member of his or her immediate family is indebted for money borrowed to the Company, nor is the Company indebted for money borrowed (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, no stockholder, officer or director of the Company or member of his or her immediate family has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that they may own stock in publicly traded companies that may compete with the Company. No officer or director of the Company or member of the immediate family of any officer or director of the Company is directly or indirectly interested in any contract with the Company.

         2.14 Financial Statements. The Company has delivered to the Investors its unaudited financial statements (balance sheet and statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1999 and for the fiscal year then ended (the "Financial Statements"), copies of each of which are annexed hereto as Exhibit 2.14. Each of the foregoing Financial Statements is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain any or all footnotes required by generally accepted accounting principles and except for the absence of normal, year-end audit adjustments. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments and the absence of footnotes. Except as set forth in the Financial Statements, the Company does not have any liabilities (whether accrued, absolute, unliquidated, contingent or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing or any state of facts existing at or prior to the Closing other than (i) liabilities and obligations that have arisen after December 31, 1999 in the ordinary course of business, and (ii) obligations under contracts and commitments incurred in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles and the Company is not aware of any proposed changes affecting the Company's financial reporting practices.

         2.15 Changes. To the best of the Company's knowledge, since December 31, 1999, there has not been:

         (a) any adverse change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been material;

         (b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the assets, properties, financial condition, operating results or business of the Company;

         (c) any waiver by the Company of a valuable right or of a debt owed to it;

         (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the Company;

         (e) any material change or amendment to a contract or arrangement by which the Company or any of its assets or properties is bound or subject;

         (f) any material change in any compensation arrangement or agreement with any employee;

         (g) any sale, assignment or transfer of any patents or patent applications, trademarks or trademark applications, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or, other than in connection with this transaction or in the ordinary course of business, disclosure of any proprietary confidential information to any person;

         (h) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

         (i) any declaration, payment, setting aside or other distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities (including without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

         (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

         (k)   any charitable contributions or pledges by the Company;

         (l) any capital expenditures or commitments by the Company that aggregate in excess of $50,000;

         (m) any loans or advances by the Company to, guarantees by the Company for the benefit of, or any investments by the Company in, any person (including but not limited to any of the Company's employees, officers or directors, or any members of their immediate families), corporation, partnership, joint venture or other entity;

         (n) any materially adverse change in the Company's relationship or arrangements with any of its suppliers or

         (o) any agreement or commitment by the Company to do any of the things described in this Section 2.15.

         2.16 Tax Returns. The Company has not yet filed any tax returns. Except as set forth on the Schedule of Exceptions, (a) the Company has paid or withheld FICA, Social Security and other payroll related taxes as required by law, (b) to the best of the Company's knowledge, all tax returns (federal, state and local) required to be filed by it and all Taxes (as defined below), assessments and other government charges imposed upon the Company, or upon any of the assets, income or franchises of the Company, are adequately accrued on the Company's books and records; (c) there are no actual or proposed Tax deficiencies, assessments or adjustments with respect to the Company or any assets or operations of the Company; (d) no consent has been given with respect to the Company to extend the time in which any Tax may be assessed or collected by any taxing authority and (e) there are no ongoing or pending Tax audits by any taxing authority against the Company. "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to Tax or additional amounts with respect to the foregoing.

         2.17 Licenses and Permits. The Company has all governmental licenses and permits necessary for the lawful conduct of its business and to operate its properties and assets, and such licenses and permits are in full force and effect. The Schedule of Exceptions sets forth all such licenses and permits. The Company has no reasonable cause to believe that any material violations exist, nor have any been recorded, with respect to any such licenses or permits and no proceeding is pending or threatened which contemplates the revocation or limitation of any such license or permit. The Company has complied in all material respects with (x) all laws, rules, regulations, ordinances, codes and orders relating to its properties and/or business and (y) all covenants, terms and conditions upon or under which any of its licenses and permits are held.

         2.18 Environmental and Safety Laws. The Company, the operation of its business and any real property that the Company owns or has owned, leases or has leased or otherwise occupies or uses or has occupied or used (the "Premises") are, to the best of the Company's knowledge, in compliance with all applicable Environmental and Safety Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental and Safety Laws. The Company has not received any citation, directive, letter or other written communication, or any written notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. To the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any Environmental and Safety Laws. For purposes of this Agreement, the term "Environmental and Safety Laws" shall mean any Federal, state, local or foreign law, ordinance, rule, regulation, permit and authorization pertaining to the protection of human health or the environment.

         2.19 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         2.20 Corporate Documents; Minute Books. The Restated Certificate of Incorporation and Bylaws of the Company are in the form previously provided to counsel for Baring. The minute books of the Company provided to the Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         2.21 Title to Property and Assets. The property and assets the Company owns are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except (i) as reflected in the Financial Statements, (ii) for statutory liens for the payment of current taxes that are not yet delinquent, arid (iii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iii).

         2.22 Insurance. The Company has in full force and effect general liability, workers compensation and casualty insurance policies, with extended coverage. Copies of all of such policies have been delivered to counsel to Baring. The Company is not in default with respect to its obligations under any insurance policy maintained by it, and the Company has not been denied insurance coverage.

         2.23 Employee Benefit Plans. The Company presently does not maintain or contribute to, and has never maintained or contributed to, any "employee benefit plan," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         2.24 Labor Agreements and Actions. No officer or key employee or any group of employees of the Company has notified the Company of an intent to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, option plan, bonus plan, incentive plan, profit sharing plan, retirement agreement or any other employee compensation agreement. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment (including without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company has not received any written notification that it has any labor relations problems (including without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union. All vacation and sick pay accrued and/or owed and bonuses to be paid with respect to services rendered up to the date hereof are reflected on the Company's books and records as of December 31,1999.

         2.25 Illegal Payments. The Company has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company which the Company knows to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

         2.26 Background of Principals. Michael N. Hering and Salvatore Esposito, Jr. do not have any reportable events under Item 401(f) of Regulation S-K.

         3. Representations and Warranties of the Investor. Each Investor hereby represents, warrants and covenants that:

         3.1 Authorization. Each such Investor has full power and authority to enter into this Agreement, the Stockholders Agreement, the Investors' Rights Agreement and any other documents contemplated thereby, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

         3.2 Purchase Entirely for Own Account. This Agreement is made with the Investors in reliance upon the Investors' representation to the Company, which by the Investors' execution of this Agreement each of the Investors hereby confirms, that the Shares to be purchased by each such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for each Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; and that none of the Investors has any intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, each such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

         3.3 Disclosure of Information. Each such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Each such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

         3.4 Investment Experience. Each such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk and the total loss of its investment, and has such knowledge, experience and sophistication in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, each such Investor also represents it has not been organized for the purpose of acquiring the Shares.

         3.5 Accredited Investor. Each such Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D, as promulgated by the Securities and Exchange

Commission ("SEC") and as presently in effect.

         3.6 Restricted Securities. Each such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances, including delivery by the Investor to the Company of an opinion of counsel reasonably satisfactory to the Company that the proposed transfer does not require registration under the Act. In the absence of an effective registration statement covering the Securities (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Act, the Shares (and any Common Stock issued on conversion thereof) must be held indefinitely. In this connection, each such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.7 Legends. It is understood that the certificates evidencing the Shares may bear a legend in substantially the following form:

        "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THESE SHARES MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY
SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THESE SHARES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).

        THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT BETWEEN THE COMPANY AND ITS RESPECTIVE STOCKHOLDERS, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY, REFERENCE TO ALL THE TERMS AND CONDITIONS THEREOF BEING MADE, AND NO SALE OR TRANSFER OF THE SHARES EVIDENCED HEREBY MAY BE EFFECTED, EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF SAID STOCKHOLDERS' AGREEMENT. THE COMPANY WILL FURNISH TO THE RECORD HOLDER OF THE CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE, A COPY OF THE STOCKHOLDERS' AGREEMENT."

         4.    Covenants of the Company

         4.1   Options and Shares Granted to Employees, etc.

         (a) All options or shares granted by the Company to key employees, consultants, directors, and advisors of the Company shall vest in not fewer than three equal annual installments, commencing on the first anniversary of the date of grant. Notwithstanding the foregoing, the Company may grant future options or shares, in the Company's sole discretion, according to any other vesting schedule that does not at any time result in a vesting schedule more favorable than that described in the preceding sentence.

         (b) Other than with respect to shares issued pursuant to a registered offering or with respect to transfers to be effected following the initial public offering of the Company's Common Stock, all shares issued by the Company pursuant to option and incentive programs and plans shall be issued subject to the right of, first, the Company or, if the Company elects not to exercise such right, the holders of Series A Preferred Stock and Common Stock, pro rata, to purchase such stock at fair market value thereof, as determined by the Company's Board of Directors (the "Right of First Offer"). In the event such holders choose not to exercise such Right of First Offer, as described in this Section 4.1(b), such shares may be sold to any third party, for a period of six months, on terms no more favorable than those of the Right of First Offer. Any stock option agreements entered into by the Company shall contain substantially the foregoing provision, and any certificates issued reflecting shares issued pursuant to option and incentive plans and programs as contemplated herein shall contain an appropriate legend reflecting the foregoing restriction.

         (c) Notwithstanding the foregoing, the Company may sell non-Executive Directors of the Company shares of the Company's Common Stock at a price per share equal to the Purchase Price up to an aggregate purchase for all such Directors of $1,000,000 and may grant such Directors full-recourse loans on terms acceptable to the Board of Directors for up to the full amount of their purchases.

         4.2 Life Insurance. The Company shall obtain and maintain in effect $15 million and $5 million face amount of term life insurance coverage on the lives of each of Michael N. Hering and Salvatore Esposito, Jr., respectively, of which the beneficiaries shall be the holders of the Series A Preferred Shares. Each of Messrs. Hering and Esposito shall cooperate with the Company as necessary to obtain such insurance policies.

         4.3 Officer Titles and Compensation. The titles of the Company's officers shall be determined by the Board of Directors. The compensation levels, including salaries and bonuses, of Messrs. Hering and Esposito, which may be increased but may not be decreased, shall be reviewed and approved by the Compensation Committee of the Company's Board of Directors.

         4.4 Delivery of Financial Statements. Provided that the Investors continue to own, in the aggregate, Series A Preferred Shares having an original purchase price of at least $2,000,000, the Company shall deliver to a representative designated by the holder of Series A Preferred Shares:

         (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

         (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter, and unaudited balance sheet as of the end of such fiscal quarter;

         (c) within forty-five (45) days of the end of each month, an unaudited monthly income statement, schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in each case, where appropriate, showing comparisons to budgeted items as reflected in the prior year-end budget and business plan, in reasonable detail;

         (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

         (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 4.4, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

         (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 4.4 to provide information which it deems in good faith to be a trade secret or similar confidential information.

         4.5 Inspection. Without in any way limiting the rights of the Investors under Delaware law, the Company shall permit the Investors, through their designated representatives, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4.5 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         4.6   Board of Directors: Indemnification and Expenses.

         (a) The Company shall have a Board of Directors with ten seats. The Common Stockholders shall have the right (acting by vote or consent of the holders of at least a majority of the shares) to elect nine Directors and the holders of at least a majority of the Series A Preferred Shares (the "Requisite Series A Holders") shall have the right to elect one Director. The initial composition of the Board of Directors shall be: Leonard Shutzman (Chairman), Michael N. Hering, Salvatore Esposito Jr., Brian Mulroney, Brent Longnecker, Thomas G. Baxter, Derek Reisfeld, Ciara Burnham, Merlin Dewing and Varel D. Freeman or another designee of Baring Latin America Partners LLC and/or its affiliates ("Baring") reasonably acceptable to the remaining members of the Board (who shall be elected by the Requisite Series A Holders and shall remain a Director so long as Baring is a holder of at least 33,333 Series A Preferred Shares). A representative of Baring Asia Private Equity Investments XIX Limited shall be invited to be present at and observe all of the Company's Board meetings, subject to appropriate confidentiality restrictions.

         (b) The Company shall indemnify all directors to the maximum extent permitted by applicable law, shall obtain and maintain directors' and officers' insurance in an amount reasonably acceptable to Baring, and shall reimburse members of the Board of Directors for all usual and reasonable expenses for travel and lodging for the attendance of Board of Directors meetings.

         (c) For so long as Baring remains the holder of at least 33,333 Series A Preferred Shares, the Baring representative shall be entitled to serve on the following Committees of the Board:

         Compensation Committee: A compensation committee of the Board will be formed consisting of three non-management Directors. The compensation committee will approve all increases in executive compensation, annual executive bonuses and all option grants.

         Audit Committee: An audit committee of the Board will be formed consisting of three non-management Directors. This committee will approve the engagement of the Company's auditors and approve the audit prior to its issuance each year.

         Executive Committee: Baring also will be entitled to serve on any Executive Committee of the Company so long as Baring is a holder of at least 33,333 Series A Preferred Shares.

         4.7 Termination of Information and Inspection Covenants. The covenants set forth in Sections 4.4 and 4.5 shall terminate and be of no further force or effect upon the consummation of the sale of Common Stock of the Company pursuant to a registration statement filed by the Company under the Act in connection with an underwritten offering of its securities to the general public.

         4.8   Authorized Shares.

         (a) The Company hereby covenants and agrees that, while any Shares remain outstanding, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of such Shares, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of such Shares, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purposes, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes. Furthermore, before taking any action which would cause any adjustment to the shares of Common Stock, the Company will take any corporate action (including, without limitation, the amendment of the Company's Certificate of Corporation) which may be necessary in order that the Company may validly and legally issue Common Stock upon conversion of outstanding Shares.

         (b) All shares of Common Stock issued upon conversion of the Shares shall be (i) duly authorized, fully paid and non-assessable, and (ii) free from all taxes with respect to the issuance thereof and from all liens, charges, security interests, pledges or other encumbrances other than those created by or through the holders thereof.

         4.9 Avoidance of Obligations. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be performed or observed hereunder by the Company.

         5. Conditions of Investors' Obligations at Closing. The obligations of each Investor to purchase and pay for the Shares which the Investors have agreed to purchase on the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

         5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         5.2 Performance. The Company shall have performed and complied in all material aspects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         5.3 Closing Documents. The Company shall have delivered to the Investors all of the following documents:

         (a) A Compliance Certificate, dated the date of the Closing, stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there has been no adverse change in the business, affairs, operations, properties, assets or financial condition of the

Company since the date of the Financial Statements.

         (b) Certified copies of the resolutions duly adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Investors' Rights Agreement, the Stockholders Agreement, and each of the other agreements contemplated hereby, the filing of the Restated Certificate of Incorporation, the issuance and sale of the Series A Preferred Stock, and the consummation of all other transactions contemplated by this Agreement;

         (c) Certified copies of the Restated Certificate of Incorporation and the Company's Bylaws, each as in effect at the Closing; and

         (d) Certificates of good standing issued by the secretary of state for each state where the Company is authorized to do business.

         5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to counsel to Baring, and they shall have received such counterpart original and certified or other copies of such documents as they may reasonably request.

         5.6 Proprietary Information Agreements. N-Vision Limited and each officer, and key employee of the Company shall have entered into a Proprietary Information and Inventions Agreement in the forms annexed hereto as Exhibit 2.9.

         5.7 Bylaws. The Bylaws of the Company shall have been amended to provide that the Board of Directors of the Company shall consist of a minimum number of ten (10) persons, which number shall not be changed by an amendment to the Restated Certificate of Incorporation or the Bylaws without consent of the holders of a majority of the Series A Preferred Stock.

         5.8 Board of Directors. The Company shall have taken all necessary corporate action such that immediately following the Closing, the directors of the Company shall be: Leonard Shutzman (Chairman), Michael R. Hering, Salvatore Esposito Jr., Brian Mulroney, Brent Longnecker, Thomas G. Baxter, Derek Reisfeld, Ciara Burnham, Merlin Dewing and Varel D. Freeman (who shall be elected by the Requisite Series A Holders and shall remain a Director so long as Baring is a holder of at least 33,333 Series A Preferred Shares).

         5.9 Opinion of Company Counsel. The Investors shall have received from Proskauer Rose LLP, counsel for the Company, an opinion, dated as of the Closing, the form and content of which shall be reasonably satisfactory to counsel for Baring.

         5.10 Investors' Rights Agreement. The Company and the Investors shall have entered into the Investors' Rights Agreement in the form attached as
Exhibit 1.3.

         5.11 Stockholders Agreement. The Company, the Investors and Messrs. Hering and Esposito shall have entered into the Stockholders Agreement, in the form attached as Exhibit 5.11.

         5.12 Employment Agreements. The Company and each of and Messrs. Hering and Esposito shall have entered into employment agreements, in the forms attached as Exhibits 5.12(a) and 5.12(b), respectively.

         5.13 Sale of Preferred Stock to Each Investor. The Company shall have received either payment or commitments for payment for a minimum of 208,797 shares of the Series A Preferred Stock to Investors hereunder at the Closing and Investors other than Baring shall have purchased and paid for shares having a value of at least $5,000,000.

         5.14 Consents. Approvals and Waivers. Prior to the closing, all corporate action, including but not limited to stockholder approval, and all necessary third party consents, approvals and waivers necessary to the execution and delivery by the Company of this Agreement or any action or agreement contemplated hereby, or for the Company to carry out the transactions at the Closing contemplated hereby or thereby shall have been made, taken or obtained.

         6. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investors:

         6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         6.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         6.3 Investors' Rights Agreement. The Company and the Investors shall have entered into the Investors' Rights Agreement in the form attached as
Exhibit 1.3.

         6.4 Stockholders Agreement. The Company, the Investors and Messrs. Hering and Esposito shall have entered into the Stockholders Agreement, in the forms attached as Exhibit 5.11.

         6.5 Sale of Preferred Stock to Each Investor. The Company shall have received either payment or commitments for payment fees a minimum of 208,797 shares of the Series A Preferred Stock to Investors hereunder at the Closing and Baring shall have purchased shares with a value of at least $10,000,000 in the aggregate.

         7.    Miscellaneous.

         7.1 To the Best Knowledge of the Company. For purposes of this Agreement, "to the best knowledge of the Company," "to the best of the Company's knowledge," "to the Company's knowledge" and any similar phrasing regarding the knowledge of the Company shall mean the actual knowledge of Leonard Schutzman (Chairman), Michael R. Hering and Salvatore Esposito Jr..

         7.2 Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year from the date of Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

         7.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         7.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among [Delaware] residents entered into and to be performed entirely within New York.

         7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.6 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by telex or facsimile transmission) and mailed or sent or delivered at the addresses specified below. All such notices and communications shall be given by hand, telex or facsimile transmission; provided that, in the event that telex and facsimile transmission facsimiles are not operational, such notices and communications may be given by mail, but the sender shall use reasonable efforts to confirm facsimile transmission facilities shall become operational. All such notices and communications shall be effective when delivered by hand, or, in the case of mail, upon the earlier of receipt and confirmation by telex or facsimile transmission as provided below, or, in the case of facsimile transmission, when sent as addressed as set forth herein and confirmation of delivery is received, or, in the case of telex, when the telex is sent and the appropriate answer back is received. The address for each of the Investors is as set forth on the signature blocks below. The address for the Company is as follows.

                SkyAuction.com, Inc.
                501 Madison Avenue
                14th Floor
                New York, NY 10022
                Telecopy No.: (212) 486-9751
                Attention: Michael N. Hering


                with copies to:


                Proskauer Rose LLP
                1585 Broadway
                New York, NY 10036-8299
                Telecopy No.: (212) 969-2900
                Attention: Jeffrey A. Horwitz, Esq.


                Copies of all notices to Baring shall be delivered to:

                Gordon Shaw
                Baring Private Equity Partners (Hong Kong) Ltd.
                39/F, One International Finance Tower
                1 Harbourview Street
                Central, Hong Kong
                Telecopy No.: 852 2843 9372


                and

                Tannenbaum Helpern Syracuse & Hirschtritt LLP
                900 Third Avenue
                New York, NY 10022
                Telecopy No.: (212) 371-1084
                Attention: Arthur Lowenstein, Esq.

Each party to this letter may, from time to time, change its notice address or copy address or add or substitute a copy party and a copy address, by giving notice to the other party in the manner provided in this paragraph.

         7.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction except as set forth in Section 2.30. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investors or any of its officers, partners, employees or representatives is responsible other than the finder's fee set forth in Section 2.30. The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible other than the finder's fee set forth in Section 2.30.

         7.8 Expenses. The Company will reimburse Baring for $17,700 of fees paid to Web Zeit for their review of the Company's technology. Legal fees for Baring's counsel in connection with this transaction will be paid by the Company up to a maximum of $85,000. Baring notified the Company when such costs and expenses exceeded $25,000 and when such fees and expenses reached $50,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Certificate of Incorporation, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         7.9 Amendments Waivers and Remedies. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock that is issued or issuable upon conversion of the Series A Preferred Stock sold pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each stockholder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), and each future holder of all such securities and the Company. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of the Corporation, the Investors or any other holder of securities of the Company, in exercising any right, power or remedy hereunder with respect to such capacity shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, except as may be expressly so provided.

         7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms and the Agreement should be interpreted as nearly as possible to reflect the intent of such excluded provision(s).

         7.11 Aggregation of Stock. All shares of the Series A Preferred Stock or Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         7.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

         7.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.14 Further Assurances. From and after the date of this Agreement, upon the request of a majority in interest of the Investors or the Company, the Company or the Investors, as the case may be, shall execute and deliver to the requesting person at Company's expense, such instruments, documents and other writings as may be reasonably necessary to confirm and



                  [Remainder of Page Intentionally Left Blank] carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SKYAUCTION.COM


                                        By: /s/ Michael N. Hering
                                           -------------------------------------
                                           Its:


                                 Address:
                                         ---------------------------------------

                                         ---------------------------------------


                                        INVESTORS:

                                        BARING LATIN AMERICA PRIVATE EQUITY
                                        FUND, L.P.

                                        By: Baring Latin America Partners, LLC,
                                            its General Partner


                                        By:  /s/ Varel D. Freeman
                                           -------------------------------------
                                             Varel D. Freeman, Managing Member


                                 Address: 230 Park Avenue
                                          New York, New York 10169




                                            Baring Asia Private Equity
                                            Investments XIX Limited, its


                                        By:    /s/ Connie Helyar
                                           -------------------------------------
                                             Connie Helyar, Director


                                 Address: P.O. Box 431
                                          13-15 Victoria Road
                                          St. Peter Port
                                          Guernsey Channel Islands
                                          GYl 32D, United Kingdom

                                        Name:
                                             -----------------------------------
                                        Address:
                                                --------------------------------

                             Schedules and Exhibits
                             ----------------------


    Schedule 1            Investor List

    Schedule 2            Schedule of Exceptions

    Exhibit 1.1           Amended and Restated Certificate of Incorporation

    Exhibit 1.3           Investor Rights Agreement

    Exhibit 2.9           Proprietary Information and Inventions Agreement

    Exhibit 2.14          Financial Statements

    Exhibit 5.11          Stockholder's Agreement

    Exhibit 5.12(a)       Employment Agreement - Michael N. Hering

    Exhibit 5.12(b)       Employment Agreement - Salvatore Esposito, Jr.

                                   SCHEDULE 1

                                   INVESTORS



                                                   No. of Shares of Series A
Name and Address                                Preferred Stock Being Purchased
----------------                                -------------------------------

Baring Latin America Private
Equity Fund L.P.
230 Park Avenue
New York, New York 10169
Facsimile: 212.309.1794
Attention: Varel D. Freeman                                69,599

--------------------------------------------------------------------------------

The Baring Asia Private Equity
Fund L.P.
39/F One International Finance Centre
One Harbour View Street,
Central, Hong Kong
Facsimile:  _________________
Attention:  _________________                              69,599

--------------------------------------------------------------------------------

                                   SCHEDULE 2

                             SCHEDULE OF EXCEPTIONS


         The following are exceptions to the representations and warranties made by SkyAuction.com, Inc. (the "Company") in the Series A Preferred Stock Purchase
Agreement dated        , 2000 (the "Agreement") among the Company and the
Investors listed on Schedule 1 thereto, which exceptions shall be deemed to be representations and warranties as if made under the Agreement. To the extent any exception is disclosed pursuant to any specific section of the Agreement designated below, it shall be deemed to be disclosed under any other section of the Agreement and for any and all purposes required pursuant to the Agreement. Unless otherwise stated, counsel to Baring has been provided with all agreements, plans, and documents mentioned herein. Capitalized terms herein shall have the same meanings as in the Agreement, unless otherwise defined.


General

Immediately prior to the Closing, SkyAuction.com Inc., a New York corporation (a/k/a MHering, Inc.) ("Sky-NY"), will have merged with and into the Company. Prior to such merger, the operations of the Company were conducted by Sky-NY. As a result, issues concerning capitalization and qualification of the Company and any agreements and claims related to such issues are subject to change prior to the closing.

2.2(c)   Ownership of Stock

--------------------------------------------------------------------------------
              Name                              Number of Shares
              ----                              ----------------
--------------------------------------------------------------------------------
Michael Hering                                       636,850
--------------------------------------------------------------------------------
Michael Hering Irrevocable Trust                      82,170
--------------------------------------------------------------------------------
Michael Hering Irrevocable G Trust                    54,780
--------------------------------------------------------------------------------
Salvatore Esposito                                   116,000
--------------------------------------------------------------------------------
Don Freno                                             23,200
--------------------------------------------------------------------------------
Venture Marketing Group LLC                           87,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Additional investors (the "Additional Investors") investing at least $5,000,000, as disclosed to Baring, who shall receive shares of Common Stock or Series A Preferred Stock (at their choice) for
$71.84 per share. Some such investors have executed subscription agreements as follows:

Nadia L. Mead                           $1,400,000
John and Helen Freno                      $330,000
David & Lynn Schwarzenbek
Rayfield JTROS                            $250,000
June S. Smerling                          $450,000
Robert F. Smith Sr.                       $450,000
Robert F. Smith Jr.                       $150,000
Augusto P. Nilo                            $71,840
I-Hatch Ventures, L.P.               $4,854,803.52
I-Hatch Advisors, L.P.                 $145,188.64
Seaview Global Fund L.P.                   $71,840
Steven Gluckstein                          $21,552
Roberto T. Fabros                          $50,288
Kathleen Tan & Carl E.
Stoops JTROS                               $50,288
GSIS Fund, Inc.                           $251,440
Craig Reisfield                           $125,000
Gray Reisfield                           [$150,000]
Donald Reisfield                          [$50,000]
Gray Horan                                 $75,000

--------------------------------------------------------------------------------

         Subscription Agreement between Nadia L. Mead and the Company, dated January 11, 2000.

         Subscription Agreement between John and Helen Freno and the Company, dated January 14, 2000.

         Subscription Agreement between David & Lynn Schwarzenbek Rayfield JTROS and the Company, dated March 8, 2000.

         Subscription Agreement between June S. Smerling and the Company, dated March 8, 2000.

         Subscription Agreement between Robert F. Smith Sr. and the Company, dated March 17, 2000.

         Subscription Agreement between Robert F. Smith Jr. and the Company, dated March 17, 2000.


         Subscription Agreement between Augusto P. Nilo and the Company, dated March 22, 2000.


         Subscription Agreement among I-Hatch Ventures, L.P., I-Hatch Advisors Fund, L.P. and the Company, dated March 21, 2000.


         Subscription Agreement between Seaview Global Fund L.P. and the Company, dated March 23, 2000.


         Subscription Agreement between Steven Gluckstein and the Company, dated March 23, 2000.


         Subscription Agreement between GSIS Fund, Inc. and the Company, dated March 23, 2000.


         Subscription Agreement between Roberto T. Fabros and the Company, dated March 24, 2000.


         Subscription Agreement between Kathleen Tan and Carl E. Stoops JTROS and the Company, dated March 24, 2000.


         Subscription Agreement between Craig Reisfield and the Company
         (undated).


         Subscription Agreement between Gray Reisfield and the Company, dated March 24, 2000.


         Subscription Agreement between Donald Reisfield and the Company, dated March 24, 2000.


         Subscription Agreement between Gray Horan and the Company (undated).


         Call Option Agreement(s) between Michael Hering and certain individuals for the purchase of a certain number of shares of the Company owned by Michael Hering.


         Possible obligation to issue securities as finders fee for transaction contemplated by the Agreement.


2.2(e)   Option Plan

         SkyAuction.com, Inc. 2000 Omnibus Plan in draft form.

         On March 23, 2000 the Company granted a total of 43,910 options to certain executives and the Chairman of the Board of the Company. In addition, immediately after the Closing the Company plans to grant stock options and shares of restricted stock to certain members of the Board of Directors of the Company.

2.10     Patents and Trademarks

         (b)    The Company has filed the following trademark applications:

                On October 27, 1999 the Company filed an application to register the mark SEAAUCTION.COM.

                On October 27, 1999 the Company filed an application to register the mark SKYAUCTION.COM.

                On October 27, 1999 the Company filed an application to register the mark SKYAUCTION.COM and a design thereof.

                The Company plans to file trademark applications for "Now you are going somewhere" and "SkyCash".

         (c)    Trade names.

         The Company uses the names SkyAuction.com, Inc. and SkyAuction.com in the ordinary course of business.

         Letter, dated January 31, 2000 from NVision Limited to the Company concerning SOFIA.

         The Company is using the Tech 7 system of Logibro, Inc. licensed to Magical Holidays, Inc. ("Magical"), for accounting purposes.

         The Company is currently using WorldSpan, an airline reservation system, which is licensed to Magical pursuant to a WorldSpan Subscriber Agreement, dated August 28, 1998.

2.12     Agreements; Actions

         (a) The Company is using facilities and resources (including, without limitation, employees) of Magical on a cost basis. The Company also receives certain other services from Magical free of charge. Magical also provides certain facilities (such as American Express cards, purchase of tickets, etc.) for which the Company reimburses Magical.

                Subscription Letters with Additional Investors who are family members of officers and directors of the Company.

                Employment Agreement between the Company and Michael Hering dated as of January l, 2000.

                Employment Agreement between the Company and Salvatore Esposito, Jr. dated as of January l, 2000.

                Letter Agreements between the Company and Venture Marketing Group ("VMG") dated April 3, 1999, July 13, 1999 and March 16, 2000.

                Call Option Agreement between Michael Hering and each of VMG, Leonard Schutzman, Robert Kaplan and Eric Ritter dated March 16, 2000, and releases from VMG and each of the above named persons for the benefit of the Company.

                Contemplated loans to certain directors of the Company for the purchase of the Company's shares in the amount of up to $1,000,000.

                The Company pays Magical a fulfillment fee of $25 for each ticket issued which has been a customary fee for such services.

        (b)     (i)     Agreements involving obligations of, or payments to, the
                        Company in excess of $30,000 individually, or $100,000 in the aggregate.

                        Agreement between the Company and Resort Condominiums International, LLC ("RCI"), dated September 9, 1999 (the "RCI Agreement"), including addenda one through three.

                        Letter Agreement between the Company and [B-12], dated February 28, 2000, and four Insertion Orders dated March 16, 2000.

                        Two lease agreements (undated and unsigned) covering certain premises at 501 Madison Avenue.

                        Letter Agreement between the Company and [Active International], dated December 8, 1999.

                        Letter Agreement between the Company and [Grand Bahamas Island Tourism Board], dated December 13, 1999.

                        The Company purchases products according to numerous rate tables and pricing information sheets which arrive each day and the details of which change on a daily basis. The material rate tables received by the Company as of the date hereof and in effect are attached hereto.

                        Service Order between Magical and digitalNation, dated April 8, 1999, pursuant to which the Company is acting.

                        Service Order between the Company and digitalNation, dated March 16, 2000.

                        Rate tables from Marc Resorts Hawaii, dated January 5, 2000 and February 22, 2000.

                        Insertion Orders with Adsmart Network, dated January 28, 2000 and March 3, 2000.

                        Insertion Order Properties with Double Click, dated January 28, 2000.

                        Insertion Orders/Advertising Agreements with TravelZoo, dated January 5, 2000, January 20, 2000, March l, 2000 and March 10, 2000.

                        Advertising Insertion Orders with Smarter Living, Inc., dated January 31, 2000 and February 9, 2000.

                        Additional Insertion Orders/Advertising Agreements with [Mamma], [Go-to].

                        [Agreement] dated ______ between the Company and [Active International] and correspondence dated ______ concerning the purchase of up to 5,000 RCI rooms.

                        Engagement Letter with Deloitte & Touche LLP, dated November 23, 1999.

                        Possible obligation to pay a finders fee for transaction contemplated by the Agreement.

                (ii)    Licenses of Intellectual Property.

                        See 2.10 herein.

         (c)    (ii)    See 2.12(b) above.

                (iii) Contemplated loans to certain directors of the Company for the purchase of the Company's shares in the amount of up to $1,000,000, subject to board approval.


2.13     Related Party Transactions.

         See 2.12(a).


2.15     Changes since January 31, 2000

         Over the last few months the Company has been increasing its expenditures on advertisement and its technology and has been taking actions to increase its sales and revenues. The Company does not know how these actions will affect its financial results in the future including, without limitation, its profitability and gross margin.

         (a) Prior to the Closing, SkyAuction.com Inc. (a/k/a/ MHering, Inc.), a New York corporation, merged with and into the Company.

         (e)    Executed Addendum 3 to the RCI Agreement.

         (f) Salvatore Esposito's annual salary was increased from $100,000 to $180,000.

         (l)    Charitable contribution of $3,015.00 to the "Hunger Site".

         (n) Club Med is in the process of re-evaluating its arrangement with the Company.


2.16     Tax Returns

         The Company has only filed FICA returns.


2.17     Licenses and PermitS

         As of the Closing, the Company shall have a pending application for authority to do business in New York.


2.20     Minute Books

         On March 23, 2000 the Company held a Board of Directors Meeting in which certain resolutions were adopted concerning the ratification of the transactions contemplated by the Agreement and other matters, including, the issuance of options to Len Schutzman (26,874), Derek Reisfeld (13,005) and a prospective employee (4,031).

2.21     Title to Property and Assets.

         The Company's principal office at 501 Madison Avenue, New York, New York 10022 is owned by Silk & Halpern Realty Associates, Inc. The Company currently operates from the offices of Magical on the 14th Floor. During March 2000 the Company entered into two leases pursuant to which the Company leases certain premises on the 10th and 25th floors of the same building.


2.22     Insurance

         As of the signing, the Company has in effect only the following insurance policies:

         Workers Compensation and Employers Liability Insurance Policy for the period commencing on July 21, 1999 and ending on July 21, 2000.

         General Accident Business Elite Policy, for the period commencing on July 21, 1999 and ending on July 21, 2000.

         New York Disability Benefits Law Policy, effective May 16, 1999.


2.23     Employee Benefit Plans

         See 2.2(e) above

         The Company purchases health insurance for all of its employees.

         Exhibit 1.1        Amended and Restated Certificate of Incorporation

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       of
                              SKYAUCTION.COM, INC.




The undersigned, having filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 27, 1999, does hereby amend and restate its Certificate of Incorporation and certify as follows:


                                   ARTICLE I

The name of the corporation is SkyAuction.com, Inc. (hereinafter referred to as the "Corporation").


                                   ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.


                                  ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                   ARTICLE IV

     (A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares of capital stock that the Corporation is authorized to issue is 10,000,000 shares, of which [9,350,000] shares shall be Common Stock (the "Common

Stock") and of which [450,000] shares shall be Preferred Stock (the "Preferred Stock"). All Common Stock and Preferred Stock shall have a par value of $0.01 per share.

     (B) Preferred Stock. Subject to the limitations and restrictions contained in this Certificate of Incorporation and in any designation relating to any series of Preferred Stock in existence from time to time, the board of directors of the Corporation (the "Board of Directors") may designate for issuance from time to time one or more series of Preferred Stock, with such privileges, preferences, restrictions and rights (including rights relating to dividends, conversion, voting, redemption, and liquidation) as the Board of Directors may specify, and the number of shares constituting any such series and the designation thereof; and increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not decrease such number of shares below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     (C) Designation of Series A Convertible Preferred Stock.

          1. Designation. Of the Preferred Stock, [450,000] are hereby designated "Series A Convertible Preferred Stock" (the "Series A Stock"), with the rights, preferences, privileges and restrictions set forth herein.

          2. Dividend Provisions.

          (a) The holders of shares of Series A Stock shall be entitled to receive, prior and in preference to the declaration or payment of any dividend or distribution to the holders of Common Stock or any other shares or securities of the Corporation ranking junior to the Series A Stock with respect to the payment of dividends or the distribution of assets on liquidation ("Junior Securities"), cumulative dividends on each share of Series A Stock at the rate of $[5.75] per share (as adjusted for any stock splits, stock dividends, combinations, recapitalizations and similar events with respect to such shares) per annum, payable out of funds legally available therefor.

          (b) In the event of any liquidation, dissolution or winding up of the Corporation or the bankruptcy of the Corporation, all declared and unpaid dividends, if any, on a share of Series A Stock shall be added to the liquidation preference of such share on the payment date under subsection
(C)3(a) below, or upon the bankruptcy of the Corporation.

          (c) Upon payment of the amounts described in Section 2(a) herein, the Corporation may declare dividends or make distributions to the holders of the Common Stock or any other Junior Securities, provided, however, that no dividend or other distribution (other than a dividend or distribution payable solely in shares of Common Stock) shall be paid on or set apart for payment on the Common Stock or any other Junior Securities, unless all accrued and unpaid dividends, if any, on the Series A Stock have been or contemporaneously are paid or set apart for payment in accordance herewith. In the event that the Corporation fails to pay the full dividends declared on all outstanding shares of Series A Stock, any partial amounts which are paid as dividends by the Corporation with respect to the Series A Stock shall be paid to the holders of such shares of Series A Stock in proportion (as nearly as practicable) to the amount such holders would be entitled to receive if they were to be paid the full declared and unpaid dividends on the Series A Stock.

          3. Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other Junior Securities by reason of their ownership thereof, an amount per share in cash equal to $[71.84] (as adjusted for any stock splits, stock dividends, combinations, recapitalizations and similar events with respect to such shares) for each outstanding share of Series A Stock, plus all accrued but unpaid dividends, if any, on such share of Series A Stock as of the date of such event. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Stock in proportion to the number of such shares owned by each such holder.

          (b) Following completion of the distribution required by the first sentence of paragraph (a) of this Section (C)3, if assets remain in the Corporation, the holders of the Common Stock shall share ratably in all remaining assets of the Corporation.

          (c) For purposes of this Section (C)3, unless the holders of a majority of the outstanding shares of Series A Stock otherwise agree, (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which either
(A) the outstanding shares of Common Stock are exchanged for cash, securities or other consideration or (B) the Corporation shall not be the continuing or surviving entity of such consolidation, merger or reorganization (except, in each case, if the stockholders of the Corporation immediately prior to such acquisition, consolidation, merger or reorganization shall, immediately after such acquisition, consolidation, merger or reorganization hold 50% or more of the securities or voting power of such surviving or acquiring entity), and (ii) any sale or transfer in any transaction or series of related transactions of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section (C)3.

          4. Conversion. The holders of Series A Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof at any time after the date of issuance of such share, in each case at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Series A Conversion Price at the time in effect for such share. The Original Series A Issue Price for shares of Series A Stock shall be $[71.84] (as adjusted for any stock splits, stock dividends, combinations, recapitalizations and similar events with respect to such shares). The initial Conversion Price per share for Series A Stock (the "Series A Conversion Price") shall be $[71.84] (as adjusted for any stock splits, stock dividends, combinations, recapitalizations and similar events with respect to such shares), provided, however, that the Series A Conversion Price shall be subject to adjustment as provided hereinafter.

          (b) Automatic Conversion. Each share of Series A Stock shall automatically convert into one share of Common Stock (subject to adjustment as provided in subsections (C)4(d) through (C)(4)(m)) immediately upon the consummation of the Corporation's sale of its Common Stock in an underwritten public offering pursuant to a registration statement on Form S-1 (or a successor form) under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Corporation of not less than $50,000,000 at an implied pre-offering valuation of the Corporation of not less than $200,000,000.

          (c) Mechanics of Conversion.

          (i) Each conversion of shares of Preferred Stock into shares of Common Stock shall be effected by the surrender of the certificate(s) evidencing the shares of Preferred Stock to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (i) stating that the holder desires to convert the Converting Shares, or a specified number of such Converting Shares, evidenced by such certificate(s) into shares of Common Stock (the "Converted Shares"), and (ii) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted

Shares shall be issued, and instructions for the delivery thereof. Upon receipt of the notice described in the first sentence of this subsection (C)4(c)(i), together with the certificate(s) evidencing the Converting Shares, the Corporation shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Corporation, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

          (ii) Upon the issuance of the Converted Shares in accordance with this section (C)4, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

          (iii) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion as permitted herein, be conditioned upon the closing of such underwritten sale of securities pursuant to such offering in which event the person(s) entitled to receive the shares issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

          (d) Adjustments to Conversion Price of Preferred Stock for Certain Diluting Issues.

          (i) Special Definitions. For purposes of this Section (C)4, the following definitions shall apply:

             (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or "Convertible Securities" (as defined below).

             (B) "Original Issue Date" shall mean the date on which a share of Series A Stock is first issued.

             (C) "Convertible Securities" shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

             (D) "Additional Common Stock" shall mean all Common Stock issued (or, pursuant to subsection (C)4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than Common Stock issued or issuable:

                (1) upon conversion of the Series A Stock, exercise of currently outstanding Options for Common Stock or exercise of Options for Common Stock that are issuable pursuant to an agreement or other commitments existing on the Original Issue Date;

                (2) to an entity that owns, directly or indirectly, 100% of the equity of the Corporation or to any wholly owned direct or indirect subsidiary of the Corporation;

                (3) in connection with any pledge by the Corporation of shares of Common Stock owned by it to any lender or trustee under any credit agreements or indentures with respect to borrowed money or the Corporation;

                (4) in connection with the payment of finder's fees, placement agent fees, or compensation related to any financing or financial advisory services;

                (5) in connection with an acquisition of another entity by the Corporation or a subsidiary of the Corporation or as payment to any suppliers or any strategic partners;

                (6) as a dividend or distribution on Preferred Stock;

                (7) to officers, directors or employees of, or consultants or advisors to, the Corporation pursuant to Options or Convertible Securities outstanding on the Original Issue Date or pursuant to Options granted, or Convertible Securities issued, after the Original Issue Date pursuant to stock option plans, management incentive plans, or employment or consulting agreements, up to an aggregate maximum of 11% of the Corporation's fully diluted number of shares at any given time;

                (8) for which adjustment of the Conversion Price of the Preferred Stock is made pursuant to subsections (C)4(e); or

                (9) as an adjustment of the Conversion Price of any shares of Preferred Stock, as provided herein.

            (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a share of Preferred Stock shall be made in respect of the issuance of Additional Common Stock unless the consideration per share (determined pursuant to subsection (C)4(d)(v) hereof) for Additional Common Stock issued or deemed to be issued (pursuant to subsection (C)4(d)(iii)) by the Corporation is less than the Conversion Price for such share of Preferred Stock in effect on the date of, and immediately prior to, such issue.

            (iii) Deemed Issue of Additional Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Stock (unless the Common Stock issuable pursuant to such Options or Convertible Securities are excluded from the definition of Additional Common Stock by any subpart of subsection
(C)4(d)(i)(D)), issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection (C)4(d)(v) hereof) of such Additional Common Stock would be less than a Preferred Stock Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Common Stock are deemed to be issued:

            (A) no further adjustments in a Preferred Stock Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

            (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (including any such increase or decrease under or by reason of provisions designed to protect against dilution), the applicable Preferred Stock Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of a Preferred Stock Conversion Price shall affect Common Stock previously issued upon conversion of any shares of the Preferred Stock);

            (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Preferred Stock Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                (1) in the case of Convertible Securities or Options for Common Stock, the only Additional Common Stock issued were the Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange (provided, however, that no such adjustment of the Preferred Stock Conversion Price shall affect Common Stock previously issued upon conversion of any shares of the Preferred Stock); and

                (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection
(C)4(d)(v)(2)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised (provided, however, that no such adjustment of a Preferred Stock Conversion Price shall affect Common Stock previously issued upon conversion of any shares of the Preferred Stock);

            (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing a Preferred Stock Conversion Price to an amount which exceeds the lower of (a) the applicable Preferred Stock Conversion Price on the original adjustment date, or (b) the applicable Preferred Stock Conversion Price that would have resulted from any issuance of Additional Common Stock between the original adjustment date and such readjustment date; and

            (E) in the case of any Options which expire by their terms not more than 90 days after the date of issue thereof, no adjustment of the Preferred Stock Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

          (iv) Adjustment of Preferred Stock Conversion Prices Upon Issuance of Additional Common Stock. In the event the Corporation at any time after the Original Issue Date shall issue Additional Common Stock (including Additional Common Stock deemed to be issued pursuant to subsection (C)4(d)(iii) but, in each case, subject to the exclusions of subsection (C)4(d)(i)(D)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue for a series of Preferred Stock, then and in such event the Conversion Price of such series of Preferred Stock shall be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Additional Common Stock so issued; provided that, for the purposes of this subsection (C)4(d)(iv), the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all outstanding shares of Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date. Notwithstanding the foregoing, the Conversion Price for a series of Preferred Stock shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

          (v) Determination of Consideration. For purposes of this subsection
(C)4(d), the consideration received by the Corporation for the issue of any Additional Common Stock shall be computed as follows:

            (A) Cash and Property. Such consideration shall:

                (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as reasonably determined in good faith by the Board of Directors; and

                (3) in the event shares of Additional Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board of Directors.

            (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Stock deemed to have been issued pursuant to subsection (C)4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                (1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of all such Convertible Securities, or in the case of Options for Convertible Securities, the exercise in full of such Options for Convertible Securities and the conversion or exchange of all such Convertible Securities, by

                (2) the maximum number of shares Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

          (e) Conversion Price Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.

            (i) In the event the Corporation should at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Stock (hereinafter referred to as "Common Share Equivalents"), without payment of any consideration by such holder for the additional Common Stock or the Common Share Equivalents (including the additional Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock and shares issuable with respect to Common Share Equivalents.

            (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          (f) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Corporation or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in subsection
(C)4(e)(i), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution or, if no such record date is fixed, as of the date such distribution is made.

          (g) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in this Section (C)4 ), provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of Common Stock would have been entitled on recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (C)4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section (C)4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (h) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (C)4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (ii) No Fractional Shares and Certificate as to Adjustments.

            (i) In lieu of any fractional shares to which a holder of Preferred Stock would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock, as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

            (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of the Preferred Stock pursuant to this Section
(C)4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of the applicable series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

          (j) Notices of Record Date. In the event that the Corporation shall propose at any time: (1) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (2) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (3) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall mail to each holder of Preferred Stock:

                (i) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (2) and (3) above; and

                (ii) in the case of the matters referred to in (2) and (3) above, written notice of such impending transaction not later than 20 days prior to the stockholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein.

            (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holders of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purposes.

            (l) Notices. Any notice required by the provisions of this Section
(C)4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

            (m) Taxes and Costs. The issue of certificates evidencing Common Stock upon conversion of Preferred Stock in accordance with the terms provided herein shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock so converted.

            (n) In the event that prior to an initial public offering of the Company's shares: (1) an agreement is executed between the Corporation's stockholders and any third party or parties pursuant to which all of the issued and outstanding shares of the Corporation are sold to such third party for less than $325,000,000 if such agreement is executed prior to [SECOND ANNIVERSARY OF THE STOCK PURCHASE AGREEMENT] or less than 650,000,000 thereafter; (2) the Corporation merges with or into any other corporation and pursuant to such transaction its stockholders are paid solely cash or securities of another corporation in exchange for their shares in the Corporation in an amount reflecting an implied valuation of the Corporation of less than $325,000,000 if such merger occurs prior to [SECOND ANNIVERSARY OF THE STOCK PURCHASE AGREEMENT] or less than $650,000,000 thereafter; or (3) if one or more of Michael N. Hering or Salvatore Esposito, Jr. (the "Founders") executes any agreement (other than an agreement pursuant to which the Corporation shall issue additional securities) pursuant to which, (i) immediately after the consummation of the transactions involved in such agreement, the Founders' combined equity interest in the Corporation is reduced (x) to below 25%; or (y) to an amount which does not exceed the equity interest of any other stockholder in the Corporation; and
(ii) the implied valuation of the Corporation in such transaction is less than $325,000,000 if such agreement is executed prior to [SECOND ANNIVERSARY OF THE STOCK PURCHASE AGREEMENT] or less than 650,000,000 thereafter, then, in each of
(1), (2) and (3), the Series A Conversion Price shall be adjusted to a number derived by dividing the relevant pre-transaction implied valuation of the Corporation for such transaction by $325,000,000 if such transaction occurs prior to [SECOND ANNIVERSARY OF THE STOCK PURCHASE AGREEMENT] or $650,000,000 if such transaction occurs thereafter. If any adjustment required under this subparagraph (C)4(n) is not permitted under applicable law, the Founder or Founders participating in any relevant transaction shall deliver to holders of the Series A Stock such number of shares of Common Stock held by him or them, as the case may be, as equals the number of additional shares of Common Stock that the holders of Series A Stock would have received as a result of such adjustment had it been permitted under applicable law.

            (o) In the event that the Corporation shall propose to effect the transaction described in paragraph (2) of Section (C)4(n) above, the Corporation shall mail to each holder of Preferred Stock notice of such impending transaction not later than 20 days prior to the stockholders' meeting called to approve such transaction or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction.

            (p) No adjustments to the Series A Conversion Price or transfer of any Common Stock from the Founders shall be made pursuant to Section (C)4(n) until the relevant transaction shall have been consummated. Such adjustment or transfer shall be made simultaneous to the consummation of such transaction. To the extent any adjustments were made or any transfer of Common Stock was completed prior to such consummation, such adjustments or transfers shall be contingent upon the consummation of the relevant transaction and shall be void and of no effect if such transaction was not consummated.

          5. Voting Rights: Directors. The holders of Series A Stock shall have the following voting rights:

            (a) Each holder of Series A Stock shall have the right to one vote for each share of Common Stock into which such holder's shares of Series A Stock could then be converted, and, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as required by law, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

            (b) So long as Baring Latin America Private Equity Fund, L.P. ("Baring") and its affiliates collectively hold at least [34,800] shares of Series A Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations and similar events with respect to such shares), a vote or consent of Baring will be required to approve: (i) the sale by the Corporation of a substantial portion of its assets (other than in the ordinary course of business); (ii) the purchase by the Corporation of all or substantially all the assets of another entity; (iii) the merger of the Corporation with another entity; (iv) the liquidation or dissolution of the Corporation; (v) filing by the Corporation for bankruptcy; (vi) entry of the Corporation into entirely new lines of business that have no relation to Internet-based travel auctions; (vii) alterations or changes to the rights, preferences or privileges of the Series A Stock; (viii) increases or decreases in the authorized number of the Series A Stock; (ix) creation (by reclassification or otherwise) of any new class or series or any other security convertible into equity securities having a preference over the Series A Stock (except for securities issued at a price reflecting an implied pre-investment valuation of the Corporation of $150,000,000 or more); (x) any declaration or payment of dividends; (xii) the repurchase or redemption of any shares of Common Stock (other than pursuant to employee agreements or any incentive plan or program approved by the Board of

Directors); (xii) amendments to the Corporation's Certificate of Incorporation and By-Laws (except to effectuate any action otherwise contemplated under and permitted in connection with the Series A Stock issuance); (xiii) increasing the number of shares reserved under the Corporation's option and incentive plans; or (xiv) any borrowing by the Corporation of amounts exceeding $10,000,000 in any given year.

            (c) The Board of Directors shall consist of a maximum of ten members. The holders of the Series A Stock, voting as a separate class, shall be entitled to designate one member of the Board of Directors. The remaining directors shall be elected by vote of the holders of the issued and outstanding Common Stock. In the case of any vacancy in the office of a director elected by the holders entitled to elect such director pursuant to this subsection (C)5, such holders may, by affirmative vote of a majority of the shares of stock held thereby and entitled to vote thereon on an as-converted basis, elect a successor or successors to hold the office for the unexpired term of such director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders entitled to elect such director pursuant to this subsection (C)5(c) may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of a majority of the shares of stock held by such holders on an as-converted basis.

          6. Status of Converted Stock. In the event any shares of Series A Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     (D) Rights, Preferences, Privileges and Restrictions of Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as follows:

                (a) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends or other distributions as may be declared from time to time by the Board of Directors. When and as dividends or other distributions are declared, whether payable in cash, in property or in shares of stock of the Corporation, other than in shares of Common Stock, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions.

          2. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the assets of the Corporation shall be distributed as provided in Section (C)3 of this
Article IV.

          3. Voting Rights. Except as otherwise provided in this Certificate of Incorporation or required by applicable law, the holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders:

     (A) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (B) Subject to the provisions of this Certificate of Incorporation, the directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

     (C) Election of directors need not be by written ballot unless the by-laws so provide.

     (D) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any by-laws adopted by the stockholders; provided, however, that no by-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such by-laws had not been adopted.

                                   ARTICLE VI

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

                                  ARTICLE VII

     (A) Personal Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the GCL or any successor statute, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or
(iv) for any transaction from which the director derived an improper personal benefit. If the GCL hereafter is amended to authorize the further elimination of or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. Any repeal or modification of this Article VII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     (8) Indemnification and Advancement of Expenses

          1. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          2. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a


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

director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the "Court of Chancery") or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          3. To the extent that a present or former director or officer of a Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of this section
(B), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          4. Any indemnification under subsections 1 and 2 of this section (B) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections 1 and 2 of this section (B). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

          5. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance or the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.


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

          6. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against any such liability under this section.

          7. The indemnification, advancement of expenses and insurance provided by, or granted pursuant to, or authorized by the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. To the extent the GCL or any other relevant statute or law with respect to such issues shall change in a manner that shall increase the extent or the ability of the Corporation to grant indemnification, advancement of expenses, or purchase and maintain insurance then the provisions of this Section (B) shall not be deemed to limit the Corporation with respect to granting indemnification and advancement of expenses and purchasing and maintaining insurance to the fullest extent permitted by law.

                                  ARTICLE VIII

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.



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This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the GCL.


IN WITNESS WHEREOF SkyAuction.com, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its President and
attested to by its Secretary on this        th day of February, 2000.


                                        SKYAUCTION.COM, INC.




                                        By:
                                            ------------------------------------
                                            Michael Hering
                                            President



Attest:




---------------------------------
Name:
Title:




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